U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 15, 2009

EMERITUS CORPORATION
(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

(206) 298-2909
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 15, 2009, Emeritus Corporation (the “Company”) announced that it has been selected by Blackstone Real Estate Advisors (“BREA”) as manager in conjunction with BREA’s preliminary agreement to acquire approximately 148 communities currently operated by Sunwest Management, Inc. (“Sunwest”).

BREA has executed a preliminary agreement with Sunwest, an Oregon based operator of senior living communities, to acquire communities emerging from bankruptcy for a cash investment and assumption of secured debt by an entity comprised of affiliates of BREA and Columbia Pacific Management, Inc. (“Columbia Pacific”), an entity controlled by Dan Baty, Chairman and Co-CEO of Emeritus.  Under the terms of the proposal, Emeritus would be appointed as manager of the portfolio.  Emeritus will also have the option to invest up to 10% of the equity in the joint venture entity along with BREA and Columbia Pacific.

This preliminary agreement is subject to a number of contingencies, including a due diligence process and bankruptcy approvals.  The Company will provide additional information when definitive agreements are finalized.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                                Description

99.1	Press Release dated September 15, 2009, entitled Emeritus to Participate in Blackstone Offer to Acquire 148 Senior Living Communities..

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: September 15, 2009		EMERITUS CORPORATION

	By:	/s/ Raymond R. Brandstrom
Raymond R. Brandstrom, Executive Vice President— Finance, Chief Financial Officer, and Secretary

INDEX TO EXHIBITS

Exhibit No.                                Description

99.1	Press Release dated September 15, 2009, entitled Emeritus to Participate in Blackstone Offer to Acquire 148 Senior Living Communities.